SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2005

Barola Oil & Gas Co. Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-115179	91-2146131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

852 West Hastings Street, Vancouver, British Columbia, Canada	V6C 1C8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604)275-2534

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On December 20, 2002, we entered into a loan facility agreement (“Agreement”) whereby we were permitted to borrow from Mr. Henry Starek, our former President, up to $100,000 at any given time on seven day’s notice at an interest rate of 8%. The Agreement did not require any set times or dates for the repayment of principal or interest. The agreement stipulated that all principle and interest owing was due and payable on demand upon 30 days written notice from the lender.

On September 9, 2005, we received notice from Mr. Starek that he will no longer make funds available under this Agreement and that the Agreement is terminated. We never accessed any of the funds under this Agreement. We are currently seeking to establish another loan facility agreement under similar terms as an interim accommodation until such time that we are able to raise sufficient financing to execute our business plan.

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 9, 2005, Mr. Henry Starek resigned as our Chief Executive Officer, Chief Financial Officer, as a member our board of directors. There was no known disagreement with Mr. Starek on any matter relating to the Company’s operations, policies or practices.

On September 15, 2005, the board of directors appointed Mr. Duane C. Kilburn to act as our Chief Executive Officer and Chief Financial Officer. Mr. Kilburn is currently the sole member of our board of directors. No other persons have been nominated to serve as a director or officer at the present time.

From November, 2001 to the present, Mr. Kilburn is a Class 1 Truck driver for Waste-Not Disposal in Vancouver, British Columbia. From July 1998 to November 2001, Mr. Kilburn was a bus driver for Perimeter Bus Lines. From November 1997 to February 1998, Mr. Kilburn was a Merchandiser for Coca Cola in Vancouver, British Columbia. From September 1997 to November 1997, he was employed as a Class 1 truck driver for Van-Kam Freight Ways in Vancouver, British Columbia and from December 1995 to September 1997, Mr. Kilburn was employed as a bus driver for Vancouver Tours and Transit running the Air Porter busses. From 1989 to 1994, Mr. Kilburn was a real estate agent for RE/MAX in Vancouver, British Columbia.

Mr. Kilburn received his Real Estate License through the University of British Columbia in 1989 and received Diplomas in Effective Supervision in 1982 and a Diploma in Marketing from the British Columbia Institute of Technology in 1984.

Other than acting in his capacity as a member of our board of directors, Mr. Kilburn has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment or other arrangements with Mr. Kilburn regarding his position on the board of directors or as an officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barola Oil & Gas Co. Inc.

/s/ Duane C. Kilburn
Duane C. Kilburn
Chief Executive Officer, Chief Financial Officer & Director

Date: September 15, 2005